UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2016 (September 1, 2016)

YUM! BRANDS, INC.

(Exact name of registrant as specified in its charter)

North Carolina	1-13163	13-3951308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Gardiner Lane
Louisville, Kentucky, 40213

(Address of principal executive offices)

(502) 874-8300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events.

In connection with the planned separation of its China business into an independent, publicly-traded company, (the “Separation”), on September 2, 2016, Yum! Brands, Inc. (“Yum”) issued a press release announcing that Yum and Yum China Holdings, Inc., a wholly-owned subsidiary of Yum (“Yum China”), have entered into investment agreements with each of Pollos Investment L.P., an affiliate of Primavera Capital Group (“Primavera”) and API (Hong Kong) Investment Limited, an affiliate of Ant Financial Services Group (“Ant Financial” and together with Primavera, the “Investors”).

Pursuant to the investment agreements, immediately following the Separation, Primavera and Ant Financial will invest $410 million and $50 million, respectively, for a collective $460 million investment in Yum China in exchange for:  (i) shares of Yum China common stock (the “Yum China Common Stock”) representing in the aggregate between 4.3-5.9% of the Yum China Common Stock issued and outstanding immediately following the Separation (subject to potential adjustment) and (ii) warrants (the “Warrants”), which will be issued to the Investors approximately 70 days after the Separation, exercisable by the Investors for an approximate additional 4% ownership, in the aggregate, of Yum China Common Stock issued and outstanding after the Separation (collectively, the “Investment”).

The investment agreements contain customary representations and warranties of the parties, and the completion of the Investment is subject to customary closing conditions.  In addition, the closing of Ant Financial’s investment is subject to the receipt of certain Chinese regulatory approvals and the closing of the Primavera investment.  The closing of Primavera’s investment is not subject to the receipt of any such regulatory approvals or the closing of Ant Financial’s investment.

In connection with and at the closing of the Investment, Yum China and the Investors expect to enter into a shareholders agreement, relating to rights and obligations of the Investors as holders of Yum China Common Stock and the Warrants.  Under the terms of the shareholders agreement, after the closing of the Investment and for so long as Primavera meets certain shareholding requirements, Primavera will be entitled to designate one member of the Yum China board of directors and have the right to designate one non-voting board observer to the Yum China board of directors.  In addition, if certain shareholding requirements are met by both Primavera and Ant Financial, Ant Financial will also have the right to designate one non-voting board observer to the Yum China board of directors.  If Primavera no longer meets certain shareholding requirements, then three years after such time, Ant Financial will lose its right to designate a board observer (unless such right has been previously terminated pursuant to the terms of the shareholders agreement).  Any board designee or board observer must be reasonably acceptable to the Yum China board of directors and is subject to certain restrictions, including that such persons may not be engaged in any competing business with Yum China (in accordance with the shareholders agreement).

For one year following the Separation, the shareholders agreement will generally prohibit the Investors from transferring all or any portion of their shares of Yum China Common Stock, the Warrants or any shares of Yum China Common Stock obtained as a result of the exercise of a Warrant, subject to certain limited exceptions.  In addition, the shareholders agreement will contain a standstill provision prohibiting the Investors and their affiliates from, among other things, acquiring, in the aggregate, more than 19.9% beneficial ownership in Yum China’s voting stock.  The standstill will remain in effect with respect to the Investors until six months after the date on which there is no Primavera board designee on the Yum China board of directors, and Primavera either no longer has the right to designate a director or has irrevocably waived any such rights in writing, or if there is a change of control of Yum China.  The shareholders agreement will provide the Investors with customary registration rights, including demand registration rights and piggyback registration rights.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the press release, investment agreements and form of shareholders agreement, attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, and are hereby incorporated herein by reference in this Item 8.01.  Interested parties should read the documents in their entirety.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication contain “forward-looking statements.”  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  These statements often include words such as “may,” “will,” “estimate,” “intend,” “seek,” “expect,” “project,” “anticipate,” “believe,” “plan,” “could,” “target,” “predict,” “likely,” “should,” “forecast,” “outlook,” “model,” “ongoing” or other similar terminology.  Forward-looking statements are based on our current expectations, estimates, assumptions or projections concerning future results or events, including, without limitation, the planned Separation of the Yum and Yum China businesses, the timing of any such Separation, the Investment, the closing of the Investment, or the future earnings and performance as well as capital structure of Yum or any of its businesses, including the Yum and Yum China businesses on a standalone basis if the Separation is completed.  Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements.  We cannot assure you that any of our expectations, estimates or projections will be achieved.  Factors that could cause actual results and events to differ materially from our expectations and forward-looking statements are included in reports filed with the SEC by Yum from time to time, including those discussed under the heading “Risk Factors” in our most recently filed reports on Form 10-K and 10-Q.  You should not place undue reliance on forward-looking statements, which speak only as of the date hereof.  We are not undertaking to update any of these statements.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 2, 2016, issued by Yum! Brands, Inc.

99.2	Investment Agreement, dated as of September 1, 2016, among Yum! Brands, Inc., Yum China Holdings, Inc. and Pollos Investment L.P.

99.3	Investment Agreement, dated as of September 1, 2016, among Yum! Brands, Inc., Yum China Holdings, Inc. and API (Hong Kong) Investment Limited.

99.4	Form of Yum China Holdings, Inc. Shareholders Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.

Date: September 2, 2016	By:	/s/ Scott Catlett
Name: Scott Catlett
Title: Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 2, 2016, issued by Yum! Brands, Inc.

99.2	Investment Agreement, dated as of September 1, 2016, among Yum! Brands, Inc., Yum China Holdings, Inc. and Pollos Investment L.P

99.3	Investment Agreement, dated as of September 1, 2016, among Yum! Brands, Inc., Yum China Holdings, Inc. and API (Hong Kong) Investment Limited.

99.4	Form of Yum China Holdings, Inc. Shareholders Agreement.